Exhibit 3


                                            Adopted:  January 15, 1981
                                            As Amended: April 18, 1985
                                                        April 12, 1988
                                                        April 11, 1989
                                                        October 15, 1990
                                                        April 16, 1991
                                                        January 19, 1993
                                                        October 19, 1993
                                                        July 18, 1995

                                   BYLAWS

                                     OF

                             TECO ENERGY, INC.

                                 ARTICLE I           April 16, 1991
                         Name and Principal Office

   The name of the Corporation is TECO Energy, Inc., and its principal office is in Tampa, Florida.

                                 ARTICLE II
                                Shareholders

   SECTION 2.1. Shareholders' Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation in Tampa, Florida, except in cases in which the notice thereof designates some other place which may be either within or without the State of Florida.

                                                     April 11, 1989

   SECTION 2.2. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held on the third Tuesday in April in each year or such other date as may be fixed by the Board of Directors at such time as shall be stated in the notice thereof for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting.


                                                     April 18, 1985
                                                     April 11, 1989
                                                     April 16, 1991

   SECTION 2.3. Special Meetings. Special meetings of the shareholders of the Corporation shall be held whenever called by the Chief Executive Officer, the President, any Vice President, the Board of Directors, or if demanded in writing delivered to the Secretary by the holder or holders of not less than 50 percent of all the shares entitled to vote at the meeting. A meeting so demanded by shareholders shall be called by the Secretary and held not less than 90 days after the demand is made. No business shall be brought before any special meeting except as specified in the written notice of meeting; provided, however, that nothing in this Section 2.3



                                                                 Exhibit 3

shall be deemed to preclude discussion by any shareholder of any business properly brought before any special meeting.

                                                     January 19, 1993

   SECTION  2.4.  Notice  of  Meeting.   Written notice of each meeting of
shareholders stating the date, time and place of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given in person, by electronic communication or by mail not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the President, the Secretary or the officer or other persons calling the meeting to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty
(30) days before the date of the meeting, it may be done by a class of United States mail other than first class.

                                                     April 16, 1991

     SECTION 2.5. Waivers of Notice. Whenever any notice is required to be given to any shareholder of the Corporation under the provisions of these Bylaws, the Articles of Incorporation or the Florida Business Corporation Act, as the same may be from time to time in effect, a waiver thereof in writing signed by the person or persons entitled to such notice either before, at or after the meeting shall be deemed equivalent to the giving of such notice.

     A shareholder's attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (b) waives objection to the consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     SECTION 2.6. Quorum. Except as otherwise provided in the Articles of Incorporation at any meeting of the shareholders, a majority of the outstanding shares of the stock of the Corporation issued and outstanding and entitled to vote represented by shareholders of record in person or by proxy shall constitute a quorum for the transaction of business at any meeting of the shareholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. Except as otherwise provided by law or in the Articles of Incorporation when a quorum is present at any meeting, a majority of the stock represented thereat shall decide any question properly brought before such meeting.

                                                      April 16, 1991
                                                      October 19, 1993

     SECTION 2.7. Voting and Proxies. Each share of stock entitled to voting privileges shall entitle the holder of record thereof to one vote upon each proposal presented at any meeting of the shareholders except as otherwise provided in the Articles of Incorporation. Votes may be cast either in person or by proxy.




                                                                 Exhibit 3

                                                      April 16, 1991

     SECTION 2.8. Fixing Record Date or Closing Transfer Books. For the purpose of determining the shareholders for any purpose, the Board of Directors may either require the stock transfer books to be closed for up to 70 days or fix a record date not more than 70 days before the date on which the action requiring the determination is to be taken. However, a record date shall not precede the date upon which the resolution fixing the record date is adopted.

     When a determination of the shareholders entitled to vote at any meeting has been made, that determination shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     If no record date is so fixed and the stock transfer books are not so closed by the Board of Directors, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or entitled to receive payment of a dividend, or for any other purpose shall be: (a) for the purpose of a meeting of the shareholders, the later of (i) the day 20 days before the day on which the notice of such meeting is mailed and (ii) the day on which the resolution of the Board of Directors authorizing the notice of such meeting is adopted; or (b) for the purposes of entitlement to receive payment of a dividend or for any other purpose, the day on which the resolution of the Board of Directors declaring such dividend or authorizing other action is adopted.

                                                      April 18, 1985

     SECTION 2.9. Shareholder Action. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

                                                      April 12, 1988
                                                      April 16, 1991

     SECTION 2.10. Control-Share Acquisition Act. Section 607.0902 of the F l orida Business Corporation Act shall not apply to control-share acquisitions (as defined in such section) of shares of the Corporation unless and until these Bylaws shall be amended to delete this Section 2.10.

                                                      April 11, 1989
                                                      October 15, 1990

     SECTION 2.11. Notification of Shareholder Proposed Business. To properly bring business before the annual meeting of shareholders, written notice of such shareholder's intent to make such proposal or proposals must be given either by personal delivery or by United States mail postage prepaid and received by the Secretary of the Corporation not later than 90 days in advance of the third Tuesday in April; provided, however, that in the event that the annual meeting is scheduled for a different day that is



                                                                 Exhibit 3

not within 10 days of the third Tuesday in April, and notice of the date of such annual meeting is mailed to shareholders or public disclosure of such meeting date is made less than 100 days prior to such date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice was mailed
or such  public  disclosure  was  made,  whichever  first  occurs.    A
shareholder's notice to the Secretary shall set forth as to each item of business the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
(b)  the  name  and  record  address  of  the shareholder who proposes such business; (c) the number of shares of capital stock of the Corporation beneficially owned by the shareholder; and (d) a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) pursuant to which the proposal or proposals are to be made by the shareholder and any material interest of the shareholder in the business being proposed. The chairman of the meeting may refuse to acknowledge the proposal of any person not made in compliance with the foregoing procedures.

     Notwithstanding anything in the Bylaws to the contrary, no business shall be brought before or conducted at the annual meeting by a shareholder except in accordance with the procedures set forth in this Section 2.11; provided, however, that nothing in this Section 2.11 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

                                ARTICLE III
                             Board of Directors

     SECTION 3.1. General Powers. All business of the Corporation shall be managed by its Board of Directors who shall have full control of the affairs of the Corporation and may exercise all its powers except as otherwise provided by law and in the Articles of Incorporation. The Board of Directors shall have the authority to fix the compensation of the Direc-tors unless otherwise provided in the Articles of Incorporation.

                                                      April 18, 1985

     SECTION 3.2. Number, Election and Terms. The number of Directors of the Corporation, which number shall be not less than three nor more than fifteen, shall be fixed from time to time by resolution of the Board of Directors. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. Such classes shall originally consist of one class of four Directors who shall be elected at the annual meeting of shareholders held in 1985 for a term expiring at the annual meeting of shareholders to be held in 1986; a second class of four Directors who shall be elected at the annual meeting of shareholders held in 1985 for a term expiring at the annual meeting of shareholders to be held in 1987; and a third class of five Directors who shall be elected at the annual meeting of shareholders



                                                                Exhibit 3

held in 1985 for a term expiring at the annual meeting of shareholders to be held in 1988; with each class to hold office until its successor is elected and qualified. The Board of Directors shall increase or decrease the number of Directors in one or more classes as may be appropriate whenever it increases or decreases the number of Directors pursuant to this
Section 3.2, in order to ensure that the three classes shall be as nearly equal in number as possible. At each annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. All Directors shall be of full age. Directors need not be shareholders of the Corporation nor residents of the State of Florida.

     SECTION 3.3. Chairman. The Board of Directors in its discretion may elect a Chairman of the Board of Directors who when present shall preside at all meetings of the Board and who shall have such other powers as may at any time be prescribed by these Bylaws and by the Board of Directors.

                                                      July 18, 1995

     SECTION 3.4. Meetings. Regular meetings of the Board of Directors shall be held in such places and at such times either within or without the State of Florida as the Board may by vote from time to time determine; and if so determined, no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place either within or without the State of Florida whenever called by the Chief Executive Officer, the President, a Vice President or two or more Directors. Notice of a special meeting stating the date, time and place of the meeting shall be given by the Secretary or an Assistant Secretary or officer calling the meeting to each Director either by mail not less than 48 hours before the time of the meeting or by telephone or facsimile or other form of electronic communication on 24 hours' notice or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notwithstanding the foregoing, special meetings may be held without notice to any Director provided such Director is present at such meeting (except when such Director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened) or waives notice thereof in writing either before or after the meeting.

     SECTION 3.5. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may fill vacancies on the Board of Directors as provided in Section 3.6 of these Bylaws; and a majority of Directors present though less than a quorum may adjourn any meeting of the Board of Directors from time to time to another time and place; and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members in attendance thereat may decide any question brought before such meeting.

                                                      April 18, 1985




                                                                 Exhibit 3

     SECTION 3.6. Newly Created Directorships and Vacancies. Except as may be otherwise provided for or fixed by or pursuant to any provisions of the Articles of Incorporation, as amended from time to time, relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect
Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until the next election of Directors by the shareholders and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

                                                      April 18, 1985
                                                      October 15, 1990

     SECTION 3.7. Notification of Nominations. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, nominations for the election of Directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of the third Tuesday in April; provided, however, that in the event that the annual meeting is scheduled for a different day that is not within 10 days of the third Tuesday in April, and notice of the date of such annual meeting is mailed to shareholders or public disclosure of such meeting date is made less than 100 days prior to such date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice was mailed or such public disclosure was made, whichever first occurs; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the tenth day following the day on which notice of such special meeting was mailed or public disclosure of such meeting was made to shareholders. A shareholder's notice to the Secretary shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d)



                                                                 Exhibit 3

such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated or intended to be nominated, by the Board of Directors; and
(e) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                                      April 18, 1985

     SECTION 3.8. Executive and Other Committees. The Board of Directors may by resolution adopted by a majority of the full Board of Directors designate from their number an Executive Committee and one or more other committees, each of which to the extent provided by such resolution or these Bylaws and permitted by the laws of Florida shall have and may exercise the powers of the Board of Directors when the Board is not in ses-sion in the management of the business of the Corporation. All such committees shall report to the Board at or prior to each meeting of the Board all action taken by said committees since the preceding meeting of the Board. Each such committee may make rules for the holding and conduct of its meetings and the keeping of the records thereof.

     The Board of Directors may by resolution adopted by a majority of the full Board of Directors designate one or more Directors as alternate members of any such committee who may act in the place and stead of any member absent or disqualified from voting at any meeting of such committee.

                                                      April 18, 1985
                                                      April 16, 1991

     SECTION 3.9. Consent in Lieu of Meeting. Any action of the Board of Directors or of any committee thereof which is required or permitted to be taken at a meeting may be taken without a meeting if written consent setting forth the action so to be taken is signed by all of the members of the Board or the committee, as the case may be.

                                 ARTICLE IV           April 16, 1991
                                  Officers

     SECTION 4.1. Election (Appointment). The officers of the Corporation shall be a President, a Treasurer, a Secretary, such other officers as the Board of Directors may in its discretion elect or appoint including, but not limited to, a Chairman of the Board, Vice Presidents, and assistant officers, and such assistant officers as the Chief Executive Officer may in his discretion appoint. The officers elected or appointed by the Board of Directors shall be elected or appointed by the Board of Directors at a meeting held after its election by the shareholders, and a regular meeting of the Board of Directors may be held without notice for this purpose immediately after the annual meeting of the shareholders and at the same place. Assistant officers appointed by the Chief Executive Officer shall be appointed by the Chief Executive Officer after his election or appointment by the Board of Directors at the meeting of the Board of



                                                                 Exhibit 3

Directors held after its election by the shareholders. All officers shall hold office until their successors shall be elected or appointed and shall qualify or until their earlier resignation, removal from office or death. Any vacancy however occurring in the offices of President, Treasurer or Secretary shall be, and any vacancy however occurring in any other office may be filled by the Board of Directors. Any vacancy however occurring in the offices of assistant officers may also by filled by the Chief Executive Officer.

     SECTION 4.2. Eligibility. The President and the Chairman of the Board of Directors shall be Directors of the Corporation. The Vice Presidents, Secretary and the Treasurer and such other officers as may be elected or appointed may be, but need not be, Directors of the Corporation. Any person may hold two or more offices.

     SECTION 4.3. Chief Executive Officer. If a Chairman of the Board of Directors should be elected pursuant to these Bylaws, the Board of Directors shall designate either the Chairman of the Board of Directors or the President to be the Chief Executive Officer of the Corporation. If no such Chairman should be elected, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general charge of the business and affairs of the Corporation, the power to sign deeds and contracts for the Corporation, and such other powers and duties as may at any time be prescribed by these Bylaws and by the Board of Directors. During the absence or incapacity of the Chairman of the Board of Directors if he shall have been designated Chief Executive Officer, the President shall be the Chief Executive Officer.

     SECTION 4.4. President and Vice Presidents. The President, subject to the direction of the Board of Directors and of the Chairman of the Board of Directors (if such Chairman is the Chief Executive Officer), shall s u p ervise the administration of the business and affairs of the Corporation. The President shall have the power to sign certificates of stock, bonds, deeds and contracts for the Corporation and such other powers and duties as may at any time be prescribed by these Bylaws and by the Board of Directors. He shall preside at all meetings of the shareholders unless a Chairman of the Board of Directors shall have been elected, shall have been designated to be the Chief Executive Officer of the Corporation, and is present and presides at such shareholders' meeting. The President shall preside at all meetings of the Board of Directors when present, unless a Chairman of the Board of Directors has been elected and is present and presides at such Directors' meeting.

     Except as expressly limited by vote of the Board of Directors, any Vice President shall perform the duties and have the powers of the President during the absence or disability of the President, shall have the power to sign certificates of stock, bonds, deeds and contracts of the Corporation, and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate.

     SECTION 4.5. Secretary. The Secretary of the Corporation shall be present at all meetings of the shareholders, the Board of Directors and the Executive Committee, respectively, shall keep an accurate record of the



                                                                 Exhibit 3

proceedings at such meetings in books provided for that purpose, which books shall be opened at all times during business hours for such inspection as is required by law, shall with the President or a Vice President sign certificates of stock, shall perform all the duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate. An Assistant Secretary or a Secretary pro tempore may perform any of the Secretary's duties.

     SECTION 4.6. Treasurer. The Treasurer shall have the care and custody of the funds of the Corporation and shall have and exercise under the supervision of the Board of Directors all the powers and duties commonly incident to his office and shall give bond in such sum and with such sureties as may be required by the Board of Directors. He shall have the custody of all the money, funds and valuable papers and documents of the Corporation except his own bond, if any, which shall be in the custody of the Chief Executive Officer. He shall deposit all the funds of the Corporation in such bank or banks, trust company or trust companies or with such firm or firms doing a banking business as the Directors shall desig-nate. He may endorse for deposit or collection all notes, checks, drafts and other obligations payable to the Corporation or its order. He may issue notes and accept drafts on behalf of the Corporation, and he shall keep accurate books of account of the Corporation's transactions which shall be the property of the Corporation and together with all its property in his possession shall be subject at all times to the inspection and control of the Directors.

                                 ARTICLE V            April 12, 1988
                              Indemnification         April 16, 1991

     Any person who was or is a party to any threatened, pending or completed proceeding, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation to the full extent permitted by law against all expenses and liabilities incurred in connection with such proceeding, including any appeal thereof. Such persons shall also be entitled to advancement of expenses incurred in defending a proceeding in advance of its final disposition to the full extent permitted by law, subject to the conditions imposed by law.

     Any indemnification or advance of expenses under this article shall be paid promptly, and in any event within 30 days, after the receipt by the Corporation of a written request therefor from the person to be indemni-fied, unless with respect to a claim for indemnification the person is not entitled to indemnification under this article. Unless otherwise provided by law, the burden of proving that the person is not entitled to indemnification shall be on the Corporation.

     The right of indemnification under this article shall be a contract right inuring to the benefit of the directors, officers and other persons entitled to be indemnified hereunder and no amendment or repeal of this




                                                                Exhibit 3

article shall adversely affect any right of such director, officer or other person existing at the time of such amendment or repeal.

     The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of a director, officer or other person entitled to indemnification hereunder.

     As used in this article, the terms "Corporation", "other enterprises", "expenses", "liability", "proceeding", "agent" and "serving at the request of the Corporation" shall have the meanings ascribed to them in Section
607.0850 of the Florida Business Corporation Act or any successor statute.

     The right of indemnification under this article shall be in addition to and not exclusive of all other rights to which such director or officer or other persons may be entitled. Nothing contained in this article shall affect any rights to indemnification to which Corporation employees or agents other than directors and officers and other persons entitled to indemnification hereunder may be entitled by contract or otherwise under law.



                                 ARTICLE VI
                         Resignations and Removals

     SECTION 6.1. Resignations. Any Director, officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the President or to the Secretary of the Corporation, and any member of any committee may resign by giving written notice either as aforesaid or to the committee of which he is a member or the chairman thereof. Any such resignation shall take effect at the time specified therein or if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.



                                                      April 18, 1985
                                                      April 16, 1991

     SECTION 6.2. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by a majority vote of the entire Board of Directors or by the affirmative vote of the holders of 80 percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class. The Board of Directors by vote of not less than a majority of the entire Board may remove from office any officer, assistant officer, agent or member of any committee whether elected or appointed by it or the Chief Executive Officer at any time with or without cause, and any assistant officer appointed by the Chief Executive Officer may likewise be removed by the Chief Executive Officer. Any such removal




                                                                 Exhibit 3

from office shall not affect the contract rights, if any, of the person so removed.

                                ARTICLE VII
                    Capital Stock and Transfer of Stock

     SECTION 7.1. Stock Certificates. Every shareholder shall be entitled to have a certificate or certificates representing all shares of the capital stock of the Corporation to which such shareholder is entitled and subject to applicable statutory requirements, in form prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Corporation or bearing a facsimile thereof, engraved, lithographed or printed, and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the President or a Vice P r esident and by the Secretary or an Assistant Secretary of the Corporation. If certificates of capital stock of the Corporation are manually signed on behalf of a Transfer Agent, the signatures of the officers of the Corporation may be facsimiles, engraved, lithographed or printed.

     If any officer who shall have signed or whose facsimile signature shall have been placed on a stock certificate shall have ceased to be such officer for any reason before such certificate shall have been issued, such certificate may nevertheless be adopted by the Board of Directors and be issued by the Corporation as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

     SECTION 7.2. Transfer Agent and Registrar. The Board of Directors may appoint one or more Transfer Agents and/or Registrars for its stock of any class or classes and may require stock certificates to be countersigned and/or registered by one or more of such Transfer Agents and/or Registrars.

     SECTION 7.3. Transfer of Stock. No transfer of the capital stock of the Corporation shall be valid against the Corporation, its shareholders (other than the transferor) and its creditors for any purposes (except to render the transferee liable for debts of the Corporation to the extent provided by law) until the transfer of such stock shall have been registered upon the Corporation's stock transfer books.

     Shares  of  capital  stock  shall  be transferable on the books of the
Corporation by assignment in writing signed by the holder of record thereof, his attorney legally constituted or his legal representatives upon surrender of the certificate or certificates therefor and subject to any valid restriction on the transfer thereof pursuant to law, the Articles of Incorporation, these Bylaws or any agreement to which the Corporation is a party. Except as otherwise required by law, neither the Corporation nor any transfer or other agent of the Corporation shall be bound to take notice of or recognize any trust, express, implied or constructive, or any charge or equity affecting any of the shares of the capital stock, or to ascertain or inquire whether any sale or transfer of any such share by any holder of record thereof, his attorney legally constituted, or his legal representative, is authorized by such trust, charge or equity or to recognize any person as having any interest therein except the holder of



                                                                 Exhibit 3

record thereof at the time of any such determination.

     SECTION 7.4 Loss of Certificates. In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                                ARTICLE VIII
                            Bonds and Debentures

     Every bond or debenture issued by the Corporation shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporate or other trustee designated by the indenture of trust or other agreement under which said security is issued, the signature of any of the Corporation's officers named herein may be facsimile. In case any officer who signed or whose facsimile signature has been used on any such bond or debenture shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may be issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

                                 ARTICLE IX
                      Checks, Drafts and Certain Other
                    Obligations For the Payment of Money

     All notes and other evidences of indebtedness of the Corporation other than debentures or bonds shall be signed by such officers, agents or other persons as the Board of Directors shall by vote or resolution direct. All checks, drafts or other orders for the payment of money shall be signed by such officers, agents or other persons as the President or Treasurer may designate. The signature of any such officer, agent or other person so designated to sign checks, drafts or other orders for the payment of money may be facsimile if authorized by the President or the Treasurer.

                                 ARTICLE X
                                    Seal

     The seal of the Corporation shall have the words "TECO Energy, Inc., Florida, 1981, Corporate Seal" inscribed thereon and may be a facsimile, engraved, printed or an impression seal.

                                 ARTICLE XI           April 18, 1985
                                 Amendments

     The Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these Bylaws, or adopt such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation, provided that a n y such alteration, amendment, repeal or adoption shall not be inconsistent with the Articles of Incorporation. These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted by shareholders



                                                                Exhibit 3

at any regular or special meeting of shareholders only if such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class; provided that notice of such proposed alteration, amendment, repeal or adoption shall be included in the notice of such meeting.
















































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